UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 24, 2006

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 24, 2006, the Audit Committee of the Board of Directors concluded, based on the recommendation of management, that the Company’s financial statements for certain prior periods identified below, each as filed with the Securities and Exchange Commission, should be amended to correct an error related to the accounting for freight costs incurred to deliver inventory to its warehouses as specified in the guidance found in AICPA Accounting Research Bulletin No. 43, Restatement and Revision of Accounting Research Bulletins, Chapter 4, “Inventory Pricing.”  The misstatements relate to the Company’s former practice of immediately expensing inbound freight costs in the period incurred rather than capitalizing such costs as a component of inventory and expensing such costs as the related inventory is sold.

The effect of the correction will be to decrease the amount of the net loss reported in each annual period affected.  The cumulative effect of the corrections in all of the affected periods is to reduce the accumulated deficit and to increase inventory at September 30, 2005 by approximately $3.5 million.

Management concluded that, in light of the accounting error discussed above, the previously issued financial statements for fiscal years ended December 31, 2004, 2003 and 2002 and the quarterly data for year ended December 31, 2004 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the unaudited interim financial statements for the quarters ended September 30, 2005 and 2004, June 30, 2005 and 2004 and March 31, 2005 and 2004 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005 should no longer be relied upon.  The Company will file an amended Form 10-Q/A for each of the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005 as soon as practicable.

The cumulative effect of these adjustments is estimated to reduce the accumulated deficit and to increase inventory by $3.534 million as of September 30, 2005.  The individual adjustments for the fiscal years ended December 31, 2004, 2003 and 2002 and the quarters ended December 31, September 30, June 30, and March 31 of 2005 and 2004 have no effect on historical or future cash flows.

Of the above adjustment, $1.769 million reduces the net loss for the three months ended September 30, 2005, $592,000 reduces the net loss for the three months ended June 30, 2005 and $107,000 increases the net loss for the three months ended March 31, 2005.

For the fiscal year ended December 31, 2004, the above adjustment reduces the loss for the twelve months by $461,000, of which $260,000 increases the net income for the three months ended December 31, 2004, $103,000 reduces the net loss for the three months ended September 30, 2004, $141,000 reduces the net loss for the three months ended June 30, 2004 and $43,000 increases the net loss for the three months ended March 31, 2004.

For the fiscal years ended December 31, 2003 and 2002, the adjustments reduce the net loss for the twelve month periods by $339,000 and $241,000, respectively.

The cumulative effect of the adjustments for all fiscal years prior to 2002 is to reduce the reported accumulated deficit and to increase inventory by $239,000.  These estimates are subject to change as the Company completes its preparation of the restated financial statements.

In addition to the financial statement impacts of this restatement, management acknowledges the implications of the misstatement on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 and 2005, as well as the quarters ended September 30, 2005, June 30, 2005 and March 31, 2005.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting.  Accordingly, the Company has concluded that as of December 31, 2005 and 2004, a material weakness existed due to the fact that the Company did not maintain effective controls over its accounting for inbound freight costs as a component of inventory costs.  In addition, the Company has concluded that its disclosure controls and procedures were ineffective at December 31, 2005 and 2004, September 30, 2005 and 2004, June 30, 2005 and 2004 and March 31, 2005 and 2004 because of this material weakness. If not remediated, this material weakness could result in further misstatements of annual or interim consolidated financial statements.

Subsequent to December 31, 2005 and as a part of the year-end closing process, the Company corrected its method of accounting for inbound freight charges by implementing enhanced procedures and controls to ensure the accuracy and completeness of its accounting for inbound freight charges.  These procedures and controls include formalized preparation and review of an analysis of inbound freight charges to be capitalized into and relieved from inventory.

Management and the Audit Committee have discussed their findings and conclusions with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David K. Chidester
David K. Chidester
Senior Vice President, Finance
Date:	February 27, 2006